Exhibit 99.1

Stifel Reports Second Quarter 2026 Results

ST. LOUIS, MO, July 22, 2026 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.45 billion for the three months ended June 30, 2026, compared with $1.28 billion a year ago. Net income available to common shareholders was $217.2 million, or $1.34 per diluted common share, compared with $145.7 million, or $0.89 per diluted common share (1) for the second quarter of 2025. Non-GAAP net income available to common shareholders was $229.3 million, or $1.42 per diluted common share for the second quarter of 2026.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel delivered an outstanding second quarter and a record first half, reflecting the strength, balance, and momentum of our franchise. In the first half of 2026, we executed on our strategy by: growing revenue, improving operating leverage, expanding our balance sheet, and deploying capital where it earns the best risk-adjusted returns. Just as importantly, Stifel was ranked No. 1 in Employee Advisor Satisfaction by J.D. Power for the fourth consecutive year, reinforcing the strength of our advisor-first culture. As we look ahead, Stifel remains well positioned to build on this momentum as our advice-driven business helps clients navigate an increasingly complex world.”

Highlights

The Company reported net revenues of $1.45 billion, the best second quarter in its history, driven by higher investment banking revenues, asset management revenues, commission revenues, and net interest income.

Non-GAAP net income available to common shareholders of $1.42 per diluted common share.

Investment banking revenues increased 42% over the year-ago quarter.

Capital raising revenues increased 64% over the year-ago quarter.

Advisory revenues increased 24% over the year-ago quarter.

Asset management revenues increased 13% over the year-ago quarter.

Record client assets of $580.1 billion, up 12% over the year-ago quarter.

Over the last twelve months, recruited trailing twelve-month production totaled approximately $30 million.

Non-GAAP pre-tax margin of 21.7%.

Annualized return on tangible common equity (ROTCE) (6) of 23.6%.

Tangible book value per common share (9) of $25.52, up 15.0% from prior year.

Financial Summary (Unaudited)
(000s)	2Q 2026	2Q 2025	6m 2026	6m 2025

GAAP Financial Highlights:

Net revenues	$1,450,804	$1,284,286	$2,928,965	$2,539,755

Net income (2)	$217,156	$145,734	$459,255	$189,406

Diluted EPS (1) (2)	$1.34	$0.89	$2.83	$1.15

Comp. ratio	57.4%	60.3%	57.4%	59.3%

Non-comp. ratio	22.0%	23.1%	21.2%	29.8%

Pre-tax margin	20.6%	16.6%	21.4%	10.9%

Non-GAAP Financial Highlights:

Net revenues	$1,453,304	$1,284,378	$2,894,826	$2,539,833

Net income (2) (3)	$229,299	$185,626	$466,776	$239,862

Diluted EPS (1) (2) (3)	$1.42	$1.14	$2.87	$1.46

Comp. ratio (3)	57.0%	58.0%	57.2%	58.0%

Non-comp. ratio (3)	21.3%	21.7%	20.8%	28.7%

Pre-tax margin (4)	21.7%	20.3%	22.0%	13.3%

ROCE (5)	17.1%	15.2%	17.5%	9.8%

ROTCE (6)	23.6%	21.7%	24.2%	13.8%

Global Wealth Management (assets and loans in millions)

Net revenues	$956,534	$845,631	$1,888,657	$1,696,190

Pre-tax net income	$361,847	$306,056	$692,562	$432,461

Total client assets (7)	$580,077	$516,532

Fee-based client assets (7)	$239,777	$206,319

Bank loans (8)	$24,805	$21,448

Institutional Group

Net revenues	$480,694	$419,779	$975,952	$804,708

Equity	$300,593	$220,168	$632,932	$456,360

Fixed Income	$180,101	$199,611	$343,020	$348,348

Pre-tax net income	$92,177	$61,040	$190,087	$88,471

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $956.5 million for the three months ended June 30, 2026, compared with $845.6 million during the second quarter of 2025. Pre-tax net income was $361.8 million compared with $306.1 million in the second quarter of 2025.

Highlights

Ranked No. 1 in Overall Employee Advisor Satisfaction for the fourth straight year.

Record client assets of $580.1 billion, up 12% over the year-ago quarter, which included $9.7 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Fee-based client assets of $239.8 billion, up 16% over the year-ago quarter, which included $4.6 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Over the last twelve months, recruited trailing twelve-month production totaled approximately $30 million.

Net revenues increased 13% from a year ago:

Transactional revenues increased 14% over the year-ago quarter, reflecting an increase in client activity.

Asset management revenues increased 13% over the year-ago quarter, reflecting higher asset values due to improved market conditions and net new asset growth.

Net interest income increased 8% over the year-ago quarter primarily driven by balance sheet growth, partially offset by lower interest rates.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 48.2% primarily attributable to revenue growth, partially offset by higher revenue-related compensation.

Provision for credit losses was primarily impacted by loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues decreased to 14.0% primarily attributable to revenue growth over the year-ago quarter, partially offset by an increase in the provision for credit losses.

Summary Results of Operations

(000s)	2Q 2026	2Q 2025

Net revenues	$956,534	$845,631

Transactional revenues	207,397	182,666

Asset management	456,596	403,574

Net interest income	274,602	254,148

Investment banking	8,693	6,224

Other income	9,246	(981)

Total expenses	$594,687	$539,575

Compensation expense	460,582	420,240

Provision for credit losses	12,538	8,328

Non-comp. operating expenses	121,567	111,007

Pre-tax net income	$361,847	$306,056

Compensation ratio	48.2%	49.7%

Non-compensation ratio	14.0%	14.1%

Pre-tax margin	37.8%	36.2%

Stifel Financial Corp. | Page 2

Institutional Group

Institutional Group reported net revenues of $480.7 million for the three months ended June 30, 2026, compared with $419.8 million during the second quarter of 2025. Pre-tax net income was $92.2 million compared with $61.0 million in the second quarter of 2025.

Highlights

Investment banking revenues increased 42% from a year ago:

Advisory revenues increased 24% from the year-ago quarter, driven by higher levels of completed advisory transactions.

Equity capital raising revenues increased 121% from the year-ago quarter, driven by higher volumes and larger deal sizes.

Fixed income capital raising revenues increased 18% over the year-ago quarter primarily driven by higher bond issuances reflecting a more favorable financing environment.

Fixed income transactional revenues decreased 26% from a year ago:

Fixed income transactional revenues were impacted by lower realized trading gains during the quarter. Second quarter 2025 results benefited from a roughly $30 million gain in our aircraft business.

Equity transactional revenues decreased 4% from a year ago:

Equity transactional revenues were impacted by the restructuring of our European Equities business. Those actions resulted in a $9 million reduction in equity transactional revenues year over year.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 59.4% primarily attributable to revenue growth, partially offset by higher revenue-related compensation.

Non-compensation operating expenses as a percentage of net revenues decreased to 21.4% primarily attributable to revenue growth.

Summary Results of Operations

(000s)	2Q 2026	2Q 2025

Net revenues	$480,694	$419,779

Investment banking	323,261	227,236

Advisory	157,363	127,305

Equity capital raising	102,273	46,187

Fixed income capital raising	63,625	53,744

Fixed income transactional	95,046	129,117

Equity transactional	59,110	61,489

Other	3,277	1,937

Total expenses	$388,517	$358,739

Compensation expense	285,504	257,697

Non-comp. operating expenses	103,013	101,042

Pre-tax net income	$92,177	$61,040

Compensation ratio	59.4%	61.4%

Non-compensation ratio	21.4%	24.1%

Pre-tax margin	19.2%	14.5%

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Other Matters

Highlights

Total assets increased $5.0 billion, or 13%, over the year-ago quarter.

The Company repurchased $177.0 million, or 2.4 million shares, of its outstanding common stock during the second quarter at an average price of $73.20.

Weighted average diluted shares outstanding decreased primarily due to share repurchases.

The Board of Directors declared a $0.34 quarterly dividend per share, payable on June 15, 2026, to common shareholders of record on June 1, 2026.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock, payable on June 15, 2026, to shareholders of record on June 1, 2026.

	2Q 2026	2Q 2025

Common stock repurchases (1)

Repurchases (000s)	$177,035	$87,527

Number of shares (000s)	2,419	1,525

Average price	$73.20	$57.38

Period end shares (000s)	151,589	153,285

Weighted average diluted shares outstanding (000s)	161,631	163,271

Effective tax rate	24.4%	27.5%

Stifel Financial Corp. (10)

Tier 1 common capital ratio	14.7%	14.5%

Tier 1 risk-based capital ratio	17.3%	17.5%

Tier 1 leverage capital ratio	11.2%	10.8%

Tier 1 capital (MM)	$4,576	$4,116

Risk weighted assets (MM)	$26,405	$23,588

Average assets (MM)	$40,983	$38,013

Quarter end assets (MM)	$44,908	$39,860

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Stifel Financial Corp. | Page 4

Conference Call Information

Stifel Financial Corp. will host its second quarter 2026 financial results conference call on Wednesday, July 22, 2026, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 330-6710 and referencing conference ID 4490542. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a diversified financial services firm providing wealth management, commercial and investment banking, trading, and research services to individuals, institutions, and municipalities. Founded in 1890 and headquartered in St. Louis, Missouri, the firm operates more than 400 offices across the United States and in major global financial centers. As a firm where success meets success, Stifel works closely with retail and institutional clients aiming to transform opportunities into achievement. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp. | Page 5

Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended

(000s, except per share amounts)	6/30/2026	6/30/2025	% Change	3/31/2026	% Change	6/30/2026	6/30/2025	% Change

Revenues:

Commissions	$ 221,462	$ 200,669	10.4	$207,834	6.6	$ 429,296	$ 394,339	8.9

Principal transactions	140,091	172,603	(18.8)	150,221	(6.7)	290,312	314,263	(7.6)

Investment banking	331,954	233,460	42.2	341,412	(2.8)	673,366	471,402	42.8

Asset management	456,630	403,608	13.1	459,457	(0.6)	916,087	813,149	12.7

Other income	12,549	3,690	240.1	55,679	(77.5)	68,228	14,271	378.1

Operating revenues	1,162,686	1,014,030	14.7	1,214,603	(4.3)	2,377,289	2,007,424	18.4

Interest revenue	476,093	477,056	(0.2)	451,049	5.6	927,142	952,688	(2.7)

Total revenues	1,638,779	1,491,086	9.9	1,665,652	(1.6)	3,304,431	2,960,112	11.6

Interest expense	187,975	206,800	(9.1)	187,491	0.3	375,466	420,357	(10.7)

Net revenues	1,450,804	1,284,286	13.0	1,478,161	(1.9)	2,928,965	2,539,755	15.3

Non-interest expenses:

Compensation and benefits	833,018	774,936	7.5	848,334	(1.8)	1,681,352	1,507,156	11.6

Non-compensation operating expenses	318,348	295,530	7.7	303,755	4.8	622,103	755,415	(17.6)

Total non-interest expenses	1,151,366	1,070,466	7.6	1,152,089	(0.1)	2,303,455	2,262,571	1.8

Income before income taxes	299,438	213,820	40.0	326,072	(8.2)	625,510	277,184	125.7

Provision for income taxes	72,961	58,765	24.2	74,653	(2.3)	147,614	69,137	113.5

Net income	226,477	155,055	46.1	251,419	(9.9)	477,896	208,047	129.7

Preferred dividends	9,321	9,321	0.0	9,320	0.0	18,641	18,641	0.0

Net income available to common shareholders	$217,156	$145,734	49.0	$242,099	(10.3)	$459,255	$189,406	142.5

Earnings per common share: (1)

Basic	$1.41	$0.94	50.0	$1.56	(9.6)	$2.97	$1.21	145.5

Diluted	$1.34	$0.89	50.6	$1.48	(9.5)	$2.83	$1.15	146.1

Cash dividends declared per common share (1)	$0.34	$0.31	9.7	$0.34	0.0	$0.68	$0.62	9.7

Weighted average number of common shares outstanding: (1)

Basic	154,234	155,024	(0.5)	155,508	(0.8)	154,869	156,074	(0.8)

Diluted	161,631	163,271	(1.0)	163,444	(1.1)	162,556	164,687	(1.3)

Stifel Financial Corp.  |  Page 6

Non-GAAP Financial Measures (11)

	Three Months Ended		Six Months Ended

(000s, except per share amounts)	6/30/2026	6/30/2025	6/30/2026	6/30/2025

GAAP net income	$226,477	$155,055	$477,896	$208,047

Preferred dividend	9,321	9,321	18,641	18,641

Net income available to common shareholders	217,156	145,734	459,255	189,406

Non-GAAP adjustments:

Net revenue adjustments (12) (13)	2,500	92	(34,139)	78

Merger-related (14)	13,056	20,284	41,871	32,959

Restructuring and severance (15)	499	27,041	2,330	27,041

Provision for income taxes (16)	(3,912)	(7,525)	(2,541)	(9,622)

Total non-GAAP adjustments	12,143	39,892	7,521	50,456

Non-GAAP net income available to common shareholders	$229,299	$185,626	$466,776	$239,862

Weighted average diluted shares outstanding (1)	161,631	163,271	162,556	164,687

GAAP earnings per diluted common share (1)	$1.40	$0.94	$2.95	$1.26

Non-GAAP adjustments (1)	0.08	0.25	0.04	0.31

Non-GAAP earnings per diluted common share (1)	$1.48	$1.19	$2.99	$1.57

GAAP earnings per diluted common share available to common shareholders (1)	$1.34	$0.89	$2.83	$1.15

Non-GAAP adjustments (1)	0.08	0.25	0.04	0.31

Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.42	$1.14	$2.87	$1.46

Stifel Financial Corp.  |  Page 7

GAAP to Non-GAAP Reconciliation (11)

	Three Months Ended		Six Months Ended

(000s)	6/30/2026	6/30/2025	6/30/2026	6/30/2025

GAAP net revenues	$1,450,804	$1,284,286	$2,928,965	$2,539,755

Non-GAAP adjustments:

Gain on sale of business (12)	2,500	—	(47,284)	—

Litigation-related and other (13)	—	92	13,145	78

Total non-GAAP adjustments	2,500	92	(34,139)	78

Non-GAAP net revenues	$1,453,304	$1,284,378	$2,894,826	$2,539,833

GAAP compensation and benefits	$833,018	$774,936	$1,681,352	$1,507,156

As a percentage of net revenues	57.4%	60.3%	57.4%	59.3%

Non-GAAP adjustments:

Merger-related (14)	(4,135)	(2,946)	(21,763)	(7,002)

Restructuring and severance (15)	(499)	(27,041)	(2,330)	(27,041)

Total non-GAAP adjustments	(4,634)	(29,987)	(24,093)	(34,043)

Non-GAAP compensation and benefits	$828,384	$744,949	$1,657,259	$1,473,113

As a percentage of non-GAAP net revenues	57.0%	58.0%	57.2%	58.0%

GAAP non-compensation expenses	$318,348	$295,530	$622,103	$755,415

As a percentage of net revenues	22.0%	23.1%	21.2%	29.8%

Non-GAAP adjustments:

Merger-related (14)	(8,921)	(17,338)	(20,108)	(25,957)

Non-GAAP non-compensation expenses	$309,427	$278,192	$601,995	$729,458

As a percentage of non-GAAP net revenues	21.3%	21.7%	20.8%	28.7%

Total adjustments before income taxes	$16,055	$47,417	$10,062	$60,078

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Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the February 2026 three-for-two stock split.
(2)	Represents available to common shareholders.
(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(5)

Return on average common equity (“ROCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average common shareholders’ equity.

(6)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $93.1 million and $84.3 million as of June 30, 2026, and 2025, respectively.

(7)

Total client assets and fee-based client assets as of June 30, 2025, include $9.7 billion and $4.6 billion, respectively, of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

(8)	Includes loans held for sale.
(9)

Tangible book value per common share, a non-GAAP financial measure, represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(10)	Capital ratios are estimates at the time of the Company’s earnings release, July 22, 2026.
(11)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” during its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(12)	Gain recognized on the sale of Stifel Independent Advisors, LLC during the first quarter of 2026.
(13)	Primarily related to prejudgment interest recognized on legal matters.
(14)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(15)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(16)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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